EXHIBIT 99.2


             AMENDMENT TO SALES AND DISTRIBUTION AGREEMENT
                      AND DEVELOPMENT AGREEMENT

     Amendment (the "Amendment") dated as of April 7, 1997 between Eli Lilly and Company, an Indiana corporation ("Lilly"), and Seragen, Inc., a Delaware corporation ("Seragen"), to the Sales and Distribution Agreement (the "Sales Agreement") dated as of August 3, 1994 between Lilly and Seragen, as previously amended by an Amendment to Sales and Distribution Agreement dated May 28, 1996 between Lilly and Seragen, and to the Development Agreement (the "Development Agreement") dated as of August 3, 1994 between Lilly and Seragen, each of the Sales Agreement and the Development Agreement having been amended by an Amendment dated December 16, 1994 and an Amendment re: Steering Committee effective June 30, 1995, in each case between Lilly and Seragen.

     WHEREAS, the Sales Agreement governs certain marketing and distribution rights with respect to Seragen's fusion protein technology;

     WHEREAS, the Development Agreement governs the conduct of certain basic and clinical research performed with respect to Seragen's fusion protein technology;

     WHEREAS, Lilly and Seragen desire to amend the Sales Agreement and the Development Agreement;
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     NOW, THEREFORE, the parties hereto agree as follows;


     1. Capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Sales Agreement or the Development Agreement, as applicable.

     2. Concurrent with the execution of this Amendment, Seragen will issue to Lilly 1,000,000 shares (the "Shares") of Seragen's Common Stock, $.01 par value per share, in consideration of Lilly's agreement to enter into this Amendment. In connection with such issuance, the parties agree to execute a Stock Purchase Agreement substantially in the form of Exhibit A hereto.

     3. (a) The parties confirm that as of the date of this Amendment, the only Lilly Indication is the application of IL-2 Fusion Toxin for treatment of Cancer ("IL-2 Cancer Indication"). For purposes of this Amendment, all indications other than Lilly Indications shall be referred to as "Non-Lilly Indications." Notwithstanding any provisions of the Sales Agreement or the Development Agreement relating to the time within which Lilly may exercise its options to make the application of IL-2 Fusion Toxin or other molecules for treatment of any non-cancer indications Lilly Indications and to promote such molecules for such indications and regardless of whether a

Confirmatory Study has been undertaken or completed with respect to any indication or molecule, the parties hereby agree that Lilly's option to designate any indication a Lilly Indication or develop and promote Fusion Toxins (including, without limitation, IL-2 Fusion Toxin, EGF Fusion Toxin and New Fusion Toxins) for indications other than the IL-2 Cancer Indication

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is terminated and Lilly will no longer have the option to make any other therapeutic application of a Fusion Toxin or New Fusion Toxin a Lilly Indication under either the Sales Agreement or the Development Agreement; provided however, that Lilly shall retain the option to determine that IL-2 Fusion Toxin for the treatment of acute graft versus host disease in post cancer-related transplantation indications (and excluding specifically any other organ transplantation indications) (the "Transplantation Indication") is a Lilly Indication as provided in paragraph 3(b). Seragen shall have no obligation to perform any Confirmatory Studies or other studies for any Fusion Toxin or New Fusion Toxin. Except as expressly provided in paragraph 5 below, Lilly shall retain all rights to the IL-2 Cancer Indication.

          (b) For a period of two years following FDA market approval of IL-2 Fusion Toxin for the treatment of any Lilly Indication (other than the Transplantation Indication ), Lilly shall have the right to make a determination to initiate clinical trials (either for registration or for scientific investigation) for the application of IL-2 Fusion Toxin for treatment of the Transplantation Indication. If, during such two year period, Lilly makes a determination not to initiate, and pay for (although Lilly shall not be required to pay for investigator-initiated trials that are funded from other sources), clinical trials for the application of IL-2 Fusion Toxin for treatment of the Transplantation Indication, Lilly shall give Seragen prompt notification of such determination. In the event that Lilly notifies Seragen that it has elected not to initiate clinical trials for the application of IL-2 Fusion Toxin for treatment of the Transplantation Indication during such two year period and in any event upon the expiration of such two year period (provided that Seragen shall have given Lilly written notice at least 60 days

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prior to the expiration of such period that Seragen desires that such rights be granted), the Transplantation Indication shall become a Non-Lilly Indication and Lilly shall take all actions reasonably requested by Seragen to transfer to Seragen, or assign rights to Seragen under, all marketing and other approvals and other rights, if any, owned by Lilly with respect thereto.

     4. The parties confirm that, while Lilly has the right to develop, distribute and promote the use of IL-2 Fusion Toxin for any IL-2 Cancer Indication, Lilly has no obligation under the Sales Agreement or the Development Agreement to develop, distribute and promote IL-2 Fusion Toxin for the treatment of any cancer other than cutaneous T-cell lymphoma ("CTCL") and for CTCL only within the United States. The parties agree that Lilly shall have the right, upon [ * ] prior written notice to Seragen, to cease development efforts and to terminate the Sales Agreement and the Distribution Agreement upon the occurrence of any of the following events: (I) Seragen shall not have submitted the US Biologics License Application ("BLA") for CTCL to the FDA by [ * ], (ii) Seragen shall not have received notice from the FDA that its BLA for CTCL has been accepted for filing and filed by the FDA within [ * ] of the date on which the BLA was first submitted to the FDA;
(iii) Seragen shall not have received an approvable letter from the FDA for treatment of CTCL within [ * ] of the date on which the BLA is accepted for filing and filed by the FDA; (iv) Seragen shall not have received final FDA approval for CTCL within [ * ] of the date of the approvable letter; (v) the parties determine that Lilly's costs and expenses (comprising only those costs and expenses directly reimbursable to Seragen, or to third parties with Seragen's consent, but not including any internal costs of Lilly) of obtaining final FDA approval for CTCL from January 1, 1997 through the date of such

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approval will exceed [ * ] (the "Cap"), unless Seragen bears all costs and expenses in excess of the Cap, which costs shall include, after the attainment of the Cap, and only for the purpose of determining costs to be borne by Seragen, costs of preparation, submission and management of regulatory applications and all other Lilly activities related to the development and approval of IL-2 Fusion Toxin for CTCL, including internal costs (as determined by Lilly from its books and records in accordance with its standard cost allocation practices) and all out of pocket expenses; (vi) the clinical studies known as protocols 4-11 and 4-14 shall not have been completed by [*]; (vii) on or before July 1, 1997, Seragen shall not have received either investment proceeds after the date hereof of at least $5,000,000 or a commitment after the date hereof from a prospective investor or prospective investor to invest at least $5,000,000, subject to completion of due diligence, and such investment is in fact made by not later than August 1,1997, (viii) on or before October 1, 1997, Seragen shall not have received total investment proceeds after the date hereof of at least$15,000,000;
(ix) Seragen and/or Boston University shall fail to provide the clinical, regulatory, manufacturing and other services Seragen is obligated to provide to Lilly under the Sales Agreement such that Seragen shall be in material breach under the Sales Agreement and Seragen shall have failed to cure such breach within sixty (60) days after Lilly shall have given notice thereof to Seragen, as provided in Section 13 of the Sales Agreement in accordance therewith, (x) Seragen and Boston University shall have failed to close the transactions contemplated by the Asset Purchase Agreement dated as of February 14, 1997 between Seragen and Boston University (the "Asset Purchase Agreement") by [*] or Seragen shall be in breach of any provision of the Asset Purchase Agreement or the Services Agreement dated as of February 14, 1997 between Seragen and Boston University, or (xi) on the basis of an

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audit to be conducted by Lilly, Lilly shall have concluded that the
Seragen/Boston University manufacturing facility or procedures are inadequate to permit FDA approval thereof and that such inadequacy could not reasonably be expected to be remedied prior to the FDA preapproval inspection in connection with the BLA for CTCL, and shall have given Seragen written notice thereof, specifying in reasonable detail the basis for its conclusions, and Don Hill of Hill Consulting Company or an independent third party selected (within a ten day period of Seragen's receipt of the notice) by the mutual agreement of the parties shall have confirmed that the inadequacy could not reasonably be expected to be remedied prior to the FDA preapproval inspection in connection with the BLA for CTCL. The rights of termination provided above shall be in addition to and shall not in any way limit any right of Lilly to cease development efforts or terminate the Sales Agreement or the Distribution Agreement provided for in the Sales Agreement, including Section 15.2(e) thereof, or the Distribution Agreement, including Section 12.2(d) thereof. In the event of any termination by Lilly, Lilly shall reimburse Seragen for all reasonable out-of-pocket expenses actually paid by Seragen to clinical investigators, contract research organizations or similar third parties not affiliated with Seragen or Boston University for any amount payable to such parties incurred prior to termination of the development efforts with respect to IL-2 Fusion Toxin for CTCL, or incurred following such termination but as a result of such termination to the extent noncancellable (without penalty), provided that Lilly had approved in advance the services to be provided by such persons and such expenses would have been reimbursable by Lilly under the Sales Agreement or the Development Agreement had termination not occurred.

     5. (a) Lilly shall have the right (but except as set forth in subparagraph (b) below, not the obligation) to serve as Seragen's sole

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distributor for all intravenous or intramuscular formulations of IL-2 Fusion
Toxin for any Lilly Indication within the Territory. In addition, Lilly shall have the right (but except as set forth in subparagraph (b) below, not the obligation) to serve as Seragen's sole distributor for all formulations of IL-2 Fusion Toxin for intravenous or intramuscular administration for any Non-Lilly Indication in the Territory, except for the European Union Countries (as defined below). Lilly shall have no right to distribute formulations of IL-2 Fusion Toxin for subcutaneous or topical administration.

     (b) Lilly shall be obligated to distribute IL-2 Fusion Toxin only for Lilly Indications, and only in the United States, subject to the terms of the Sales Agreement and the Development Agreement, and to Lilly's rights of termination provided for in paragraph 4 of this Amendment. In those territories other than the European Union Countries where Lilly distributes IL-2 Fusion Toxin for Lilly Indications, it shall also distribute the same formulation for Non-Lilly Indications, unless Lilly and Seragen agree otherwise.

     (c) Lilly will perform Fill/Finish for Seragen for the frozen formulation of IL-2 Fusion Toxin approved in the BLA for Lilly Indications in accordance with the Sales Agreement for sales in the U.S. In addition, if requested by Seragen to do so, Lilly will also fill/finish the same formulation for any Non-Lilly Indication for sales in the U.S. Lilly shall receive a fee of [ * ] per vial for fill/finish services, plus, for Non-Lilly Indications, a distribution fee equal to [ * ] of Seragen's net sales, calculated as provided in the Sales Agreement. If Seragen requests that Lilly provide fill/finish services for any other formulation, or if the FDA or Seragen requests that Lilly use any fill/finish process different from that described in the BLA for CTCL, Lilly and Seragen shall negotiate in good faith

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the extent to which Lilly will provide such services and the fees Lilly shall receive therefor. Notwithstanding the foregoing, if Lilly elects pursuant to paragraph 4 to terminate the Sales Agreement and/or Development Agreement, it shall have no further obligation to perform Fill/Finish, provided, however, that following such termination Lilly shall provide Seragen with a six month supply of Product for which Lilly has agreed to perform Fill/Finish for Seragen pursuant to this paragraph and for all Lilly Indications.

     6. (a) Seragen acknowledges that having granted distribution and promotion rights to Lilly under the Sales Agreement, Seragen has no right to distribute or promote the sale of pharmaceutical formulations comprising IL-2 Fusion Toxin for the treatment of cancer in the Territory. Therefore, Seragen agrees that it will not compete with Lilly, either directly or through its distributors or sublicensees, by selling pharmaceutical formulations of IL-2 Fusion Toxin for use in the treatment of cancer in the Territory during the term of the Sales Agreement.

          (b) Under the Sales Agreement as in effect prior to this Amendment, Seragen granted to Lilly the right to exclusively distribute in the Territory pharmaceutical formulations comprising IL-2 Fusion Toxin. Pursuant to paragraph 5 of this Amendment, Lilly has relinquished to Seragen certain rights to promote and distribute IL-2 Fusion Toxin for indications other than Lilly Indications.

          (c) In consideration of Lilly agreeing to relinquish certain of its rights to promote and distribute IL-2 Fusion Toxin for indications other

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than Lilly Indications and in furtherance of Seragen's agreement not to compete with Lilly in the sale of IL-2 Fusion Toxin for Lilly Indications and to prevent inadvertent violations of such agreement, Seragen agrees that if Lilly has reason to believe that formulations of IL-2 Fusion Toxin sold by Seragen either itself or through its distributors or sublicensees, have been used for the treatment of Lilly Indications in the Territory, Lilly shall have the right at its sole expense to conduct a survey of Product use pursuant to
Section 8.3 of the Sales Agreement. If a survey determines that, for the period under study, IL-2 Fusion Toxin sold by Seragen or its agents represents 5% more of all units of IL-2 Fusion Toxin used to treat Lilly Indications in the Territory, Seragen will reimburse Lilly for its lost profit on such sales, determined by multiplying the number of units so sold by Seragen or its agents, by the price per unit at which Lilly was then selling IL-2 Fusion Toxin for such Lilly Indication, less Lilly's per unit cost of Bulk Product and Fill/Finish with respect to such unit.

     7. (a) Notwithstanding anything in the Sales Agreement or the Development Agreement to the contrary, but subject to Lilly's rights to serve as sole distributor set forth in paragraph 5 above, the parties agree that Seragen shall be entitled to enter into an arrangement with one strategic partner other than Lilly in each of the following geographic areas: Canada, U.S. and the European Union Countries (as defined in paragraph 7(b)) for the development, manufacture, promotion, and, where permissible under paragraph 5 above, distribution and/or sale of IL-2 Fusion Toxin for the treatment of indications other than Lilly Indications. In addition, Seragen shall be entitled to enter into an arrangement with one strategic partner in areas encompassing all other parts of the world, provided that there is not more than one strategic partner in each country. Lilly shall have the right to

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contract for third party services or assign any of its obligations under the
Sales Agreement, the Distribution Agreement or this Amendment to any reputable and creditworthy supplier or company having the resources necessary to meet the obligations in a timely manner.

          (b) The term "European Union Countries" shall mean Austria, Belgium, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, Spain, Sweden and the United Kingdom, and any other countries that subsequently become members of the European Union.

     8. The parties confirm that Lilly did not acquire the right to promote or distribute Product containing IL-2 Fusion Toxins for any indications in Taiwan, China, Hong Kong, Japan, South Korea and North Korea pursuant to Section 3.4 of the Sales Agreement.

     9. Section 1.23 of the Sales Agreement shall be modified to read as follows:

          "Territory" means all countries of the world other than the East Asian countries (i.e. Japan, South Korea, North Korea, China, Hong Kong, and Taiwan).

For a period of two years following FDA BLA approval of IL-2 Fusion Toxin for the treatment of any Lilly Indication, Lilly shall have the right to make a determination to pursue the regulatory approval, promotion and distribution of IL-2 Fusion Toxin for the treatment of any Lilly Indication in one or more European Union Countries. If, during such two year period, Lilly makes a

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determination not to pursue the promotion and distribution of IL-2 Fusion
Toxin for the treatment of any Lilly Indication in the European Union Countries, Lilly shall give Seragen prompt notification of such determination. In the event that Lilly notifies Seragen that it has elected not to pursue the promotion and distribution of IL-2 Fusion Toxin for the treatment of any Lilly Indication in the European Union Countries during such two year period and in any event upon the expiration of such two year period if Lilly has not elected to pursue the promotion and distribution of IL-2 Fusion Toxin for the treatment of any Lilly Indication in the European Union Countries during such two year period (provided that Seragen shall have given Lilly written notice at least 60 days prior to the expiration of such period that Seragen desires that such rights be granted), Lilly shall relinquish to Seragen the exclusive right to promote and distribute IL-2 Fusion Toxin for such Lilly Indication in the European Union Countries, and shall take all actions reasonably requested by Seragen to transfer to Seragen, or assign rights to Seragen under, all marketing and other approvals and other rights owned by Lilly with respect thereto. Notwithstanding the foregoing, if Lilly has elected with respect to any Lilly Indication to pursue registration pursuant to a centralized registration or national registration in at least two of the following three countries: United Kingdom, Germany and France, it shall retain the right to promote and distribute IL-2 Fusion Toxin for such Lilly Indication in all of the European Union Countries.

     10. Lilly acknowledges that Seragen is currently seeking to negotiate an amendment to the payment and other terms of its License Agreement (the "Ajinomoto License") with Ajinomoto Company, Inc. ("Ajinomoto") with respect to IL-2 Fusion Toxin. Seragen agrees that Seragen will not take any action

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inconsistent with its obligation under Section 8.1 of the Development
Agreement to obtain rights under the patent and foreign equivalents referred to therein before the first commercial sale of an IL-2 Fusion Toxin. To assist Seragen in meeting its commitments under the existing or any renegotiated license with Ajinomoto, Lilly hereby agrees to pay to Ajinomoto on behalf of Seragen $4.3 million, subject to the following: (i) Lilly shall not be obligated to pay more than $2.8 million in calendar year 1997; (ii) Seragen shall permit Lilly to credit $1.5 million of the amount Lilly pays to Ajinomoto against the next milestone payment due to Seragen by Lilly pursuant to Section 2.3 of the Sales Agreement, and shall not be obligated to pay more than $2.8 million to Ajinomoto until the first $1.5 million milestone payment pursuant to Section 2.3 of the Sales Agreement is due to Seragen; and (iii) Lilly shall not be obligated to make any payments to Ajinomoto following termination of the Sales Agreement or the Development Agreement pursuant to paragraph 4 of this Amendment or otherwise.

     11. Seragen hereby grants to Lilly a perpetual, royalty-free, fully-paid license (to be exercised only as provided in the last sentence of this paragraph) to all rights necessary for Lilly to develop IL-2 Fusion Toxin for Lilly Indications, to manufacture Bulk Product for Lilly Indications, and to use, sell, distribute and promote IL-2 Fusion Toxin for Lilly Indications, including an exclusive license in the Territory to all patents, patent applications, technology and know-how of Seragen relating to, and solely for use in, the development of IL-2 Fusion Toxin for Lilly Indications, the manufacture of Bulk Product for Lilly Indications, and the use, sale,

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distribution and promotion of IL-2 Fusion Toxin for Lilly Indications, and an assignment of all trademarks for IL-2 Fusion Toxin for use in Lilly Indications. Seragen shall use its best efforts to assist Lilly in obtaining rights to any licenses held by third parties. Except as provided elsewhere in this Amendment, Lilly may not exercise any of the rights provided in this paragraph 11 unless [ * ] shall have occurred.

     12. Except as expressly modified herein, the Sales Agreement and the Development Agreement shall remain in full force and effect.


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     IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first above written.


                              ELI LILLY AND COMPANY



                              By:/s/ August M. Wantanbe
                              _________________________
                              August M. Wantanbe
                              Executive Vice President




                              By:/s/ Reed R. Prior
                              ______________________
                              Reed R. Prior
                              Chairman and Chief Executive Officer

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